AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (the "Amendment") is made and entered into this 21st day of May, 2007, by and among **Phinder Technologies, Inc.** ("Phinder" or "Seller"), a Florida corporation, **Axcess Internet Solutions, Inc.**, a Nevada corporation (the "Company"), and **JLC Affiliated Companies LLC**, a Nevada limited liability company ("Purchaser").

WHEREAS, Seller and Purchaser previously entered into a Stock Purchase Agreement dated March 20, 2007 (the "Agreement"), pursuant to which Seller sold 1,000 shares of common stock, no par value of the Company, representing 100% of all of the shares of capital stock of the Company then outstanding; and

WHEREAS, the Company owns and operates a business specializing in the development and marketing of software solutions that assist small businesses with little or no internet savvy in creating an online presence; and an online business directory; and

WHEREAS, the Seller and Purchaser desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.2 of the Agreement is deleted and replaced in its entirety with the following:

"Section 1.2 Purchase Price. As consideration for the purchase of the Shares, Purchaser shall pay to Seller the following:

a. Upon closing, Purchaser shall pay $135 for each active record (as described in Exhibit "A" hereto) for a total consideration of $940,680 (the "Purchase Price") payable by wire transfer to the IOLTA Trust Account of Robert D. Axelrod, counsel for the Seller, at the time of Closing (as defined herein); and

b. Upon closing, Purchaser shall pay $550,000 for the Verizon records listed on Exhibit "B" (the "Verizon Records"), which will be paid by wire transfer directly to Seller. Seller agrees to deposit certain shares of its common stock (the "Phinder Shares") in trust with Robert D. Axelrod, counsel for the Seller, as security for the accounts receivable value of the Verizon Records. On September 20, 2007, Purchaser shall provide to Seller an accounting of all receivables for the Verizon Records. As of that date, if Purchaser has not collected a total of $916,670 from the total accounts receivable for the Verizon Records, then Purchaser shall be entitled to receive a number of Phinder Shares valued as of September 20, 2007, which would equate to the difference between $550,000 and the actual funds received for the accounts receivable for 60% of the Verizon Records."

All other remaining terms and conditions of the Agreement shall remain in full force and effect.

Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Stock Purchase Agreement to become effective as of the date first set forth above.

JLC Affiliated Companies LLC

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By: Jerry L. Cain
Date: May 21st, 2007

PHINDER TECHNOLOGIES, INC.

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By: John van Arem
Date: ____________________

AXCESS INTERNET SOLUTIONS, INC.

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By: ____________________
Date: ____________________